EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Non-Derivative Securities: Common Units

Title of Derivative Securities: Senior Subordinated Series C Units

Issuer & Ticker Symbol: Crosstex Energy, L.P. (XTEX)

Date of event requiring statement: February 16, 2008

Designated Filer:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Other Joint Filer Information (all filers share the Reporting Person’s address unless otherwise indicated):

Lehman Brothers Inc., a Delaware corporation, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of LB I Group.

LB I Group Inc., a Delaware corporation, a direct wholly-owned subsidiary of Lehman Brothers Inc. and general partner of Lehman Brothers MLP Associates, L.P.

399 Park Avenue

New York, NY 10022

Lehman Brothers MLP Associates, L.P., a Delaware limited partnership, general partner of Lehman Brothers MLP Partners, LP.

399 Park Avenue

New York, NY 10022

Lehman Brothers MLP Partners, LP, a Delaware limited partnership.

399 Park Avenue

New York, NY 10022

Signatures of Joint Filers:

LEHMAN BROTHERS INC.

By:	/s/ Karen Corrigan
Name: Karen Corrigan Title: Senior Vice President

LB I GROUP INC.

By:	/s/ Karen Corrigan
Name: Karen Corrigan Title: Vice President

LEHMAN BROTHERS MLP ASSOCIATES, L.P.

By:	/s/ Karen Corrigan
Name: Karen Corrigan Title: Attorney-in-fact

LEHMAN BROTHERS MLP PARTNERS, LP

By:	/s/ Karen Corrigan
Name: Karen Corrigan Title: Attorney-in-fact